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                                                                 EXHIBIT 23.1

                         [COOPERS & LYBRAND LETTERHEAD]


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Equity Inns, Inc. on Form S-3 (File Nos. 333-26559, 33-99480, 33-90364, and
333-47761) of our report dated January 22, 1998 on our audits of the consolidated financial statements and financial statement schedule of Equity Inns, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which report is included in the Annual Report on Form 10-K.

                                         /s/ Coopers & Lybrand L.L.P.
                                         COOPERS & LYBRAND L.L.P.



Memphis, Tennessee
March 10, 1998